                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           AER Energy Resources, Inc
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               AER ENERGY (LOGO)

                                                                  April 17, 1997

Dear Shareholder,

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of AER Energy Resources, Inc. on Thursday, May 22 at 11:00 a.m., local time, at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339.

     The items of business to be acted on during the meeting include the election of six Directors and the approval of the 1992 Stock Option Plan as amended in order to meet certain Internal Revenue Code provisions. The accompanying proxy statement contains details on these items. We will also review the major developments of 1996.

     Your participation in the affairs of the Company is important, regardless of the number of shares you hold. To ensure your representation at the meeting whether or not you are able to be present, please complete and return the enclosed proxy card as soon as possible. If you do attend the meeting, you may revoke your proxy and vote in person if you so desire.

     I look forward to seeing you on May 22. Thank you for your continuing interest in the Company.

                                          Sincerely yours,

                                          /S/ DAVID W. DORHIEM
                                          DAVID W. DORHEIM
                                          President and Chief Executive Officer
                                          AER Energy Resources, Inc.

                           AER ENERGY RESOURCES, INC.
                             4600 HIGHLANDS PARKWAY
                                    SUITE G
                             SMYRNA, GEORGIA 30082

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 1997

To the Shareholders of AER Energy Resources, Inc.:

     The Annual Meeting of Shareholders of AER Energy Resources, Inc. (the "Company") will be held at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339 on Thursday, May 22, 1997, at 11:00 a.m., local time, for the following purposes:

          1. To elect six Directors.

          2. To consider and act upon a proposal to approve the 1992 Stock Option Plan, as amended, for the purpose of meeting certain Internal Revenue Code provisions.

          3. To transact such other business as may properly come before the meeting.

     March 17, 1997 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment thereof. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

     Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly to our transfer agent in the enclosed postage-paid reply envelope. This will assist us in preparing for the meeting.

                                          By Order of the Board of Directors

                                          /S/ M. BETH DONLEY
                                          M. BETH DONLEY
                                          Vice President -- Chief Financial
                                          Officer, Secretary and Treasurer

April 17, 1997

     SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED THEREON IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                           AER ENERGY RESOURCES, INC.
                             4600 HIGHLANDS PARKWAY
                                    SUITE G
                             SMYRNA, GEORGIA 30082

                                PROXY STATEMENT
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AER Energy Resources, Inc. (the "Company") to be used at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339, at 11:00 a.m., local time, on May 22, 1997, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996 is enclosed. This Proxy Statement and accompanying form of proxy and the Company's 1996 Annual Report to Shareholders were first sent or given to shareholders on or about April 17, 1997.

SOLICITATION OF PROXIES

     This proxy solicitation will be conducted principally by mail, and the cost will be paid by the Company. Proxies may also be solicited by officers and regular employees of the Company personally or by telephone, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to their principals and customers where appropriate, and the Company will reimburse such banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in sending the proxy material to beneficial owners of the shares.

ACTIONS TO BE TAKEN UNDER THE PROXY

     In voting on the election of Directors (Proposal 1), shareholders may vote in favor of all nominees or withhold their votes as to some or all nominees. In voting on the approval of the 1992 Stock Option Plan as amended (Proposal 2), shareholders may vote FOR, AGAINST or ABSTAIN with respect to the proposal. Unless other instructions are indicated on the proxy card, all properly executed proxies received by the Company will be voted FOR Proposal 1, the election of all the nominees for Director set forth below under "Election of Directors," and FOR Proposal 2, the approval of the 1992 Stock Option Plan as amended. Some proxies may be broker non-votes (marked to indicate that the shares are not being voted on either or both proposals).

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares is necessary to constitute a quorum at the Annual Meeting. Any proxy authorized to be voted at the Annual Meeting on any matter (including on routine matters pursuant to the discretionary authority granted in management's proxy), whether or not the proxy is marked to "WITHHOLD AUTHORITY" or "ABSTAIN" or to effect a broker non-vote on any proposal, will be counted in establishing a quorum.

     The election of Directors will require the affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy. Votes withheld and broker non-votes will not be included in vote totals for Director nominees and will have no effect on the outcome of the vote. Proposal 2 will be approved if the number of votes cast in favor of the proposal exceed those cast opposing the proposal. Abstentions and broker non-votes will not effect the outcome of the vote.

     Any shareholder giving a proxy may revoke it at any time before it is exercised by giving written notice of revocation, or a duly executed proxy bearing a later date, to the Secretary of the Company. In order to be effective, such notice or later dated proxy must be received by the Company prior to the exercise of the earlier proxy. A shareholder may attend the Annual Meeting, revoke his proxy and vote in person.

                               VOTING SECURITIES

     Only holders of record as of the close of business on March 17, 1997 of the Company's common stock, no par value ("AER Common Stock"), are entitled to vote at the Annual Meeting. On that date, there were 24,364,570 shares of AER Common Stock outstanding, each entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Security Ownership of Certain Beneficial Owners

     The following table sets forth, as of March 17, 1997, certain information with respect to the only persons known by the Company to be the beneficial owners, as determined pursuant to Rule 13d-3 ("Rule 13d-3") promulgated by the Securities and Exchange Commission ("SEC"), of more than 5% of the outstanding AER Common Stock. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them. The following table is based in part upon information from SEC Schedule 13Ds and 13Gs furnished to the Company.

                                                                                      PERCENT OF
                                                                   AMOUNT OF         OUTSTANDING
            NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   COMMON STOCK
            ------------------------------------              --------------------   ------------
Jon A. Lindseth(1)..........................................       6,584,645             27.0%
  12651 Elmwood Avenue
  Cleveland, OH 44111
Jon A. Lindseth,............................................       6,469,645             26.6%
  Trustee under Jon A. Lindseth
  Trust Agreement dated
  April 25, 1986, as modified(1)
AER Partners(1).............................................       3,189,915             13.1%
  12651 Elmwood Avenue
  Cleveland, OH 44111
Elmwood Partners II(1)......................................       3,158,500             13.0%
  12651 Elmwood Avenue
     Cleveland, OH 44111
Odyssey Partners, L.P.(2)...................................       2,242,655              9.2%
  31 West 52nd Street
  New York, NY 10019
Keystone, Inc.(3)...........................................       1,095,500              4.5%
  201 Main Street, Suite 3100
  Fort Worth, TX 76102
FW AER Partners L.P.(3).....................................       2,419,158              9.6%
  201 Main Street, Suite 3100
  Fort Worth, TX 76102

---------------

(1) The Jon A. Lindseth Trust Agreement dated April 25, 1986, as modified (the "Trust"), is a revocable trust created to manage and invest certain assets for the benefit of Mr. Lindseth. The Trust's 26.6% interest in AER Common Stock is owned indirectly through the Trust's 50% ownership interests in AER Partners and Elmwood Partners II and 30% ownership interest in Battery Partners. Elmwood Partners II and AER Partners are investment partnerships that are composed of substantially the same partners. Battery Partners is a partnership which owns 121,230 shares or 0.5% of the outstanding AER Common Stock. Each of these entities is controlled by Mr. Lindseth. Mr. Lindseth claims beneficial ownership of all shares of AER Common Stock indirectly owned by the Trust. Mr. Lindseth also controls The Kindt-Collins Company ("Kindt-Collins") which owns 100,000 shares of AER Common Stock. Mr. Lindseth's adult children and their spouses together hold approximately a 15% interest in each of AER Partners, Elmwood Partners II and Kindt-Collins and a 26% interest in Battery Partners. Mr. Lindseth disclaims beneficial ownership of the interest of his children and their spouses in AER Partners, Elmwood Partners

    II, Kindt-Collins and Battery Partners. Giving effect to the shares owned by AER Partners, Elmwood Partners II, Kindt-Collins and Battery Partners, Mr. Lindseth and his wife currently control approximately 27.0% of the outstanding AER Common Stock.
(2) Messrs. Stephen Berger, Leon Levy, Jack Nash, Joshua Nash and Brian Wruble, by virtue of being general partners of Odyssey Partners, L.P., a privately-held investment partnership ("Odyssey"), may be deemed to beneficially own the shares of AER Common Stock owned by Odyssey. Each of such partners disclaims any such beneficial ownership (within the meaning of Rule 13d-3) which exceeds the proportionate interest in the AER Common Stock which he may be deemed to own as a general partner of Odyssey. No other persons exercise (or may be deemed to exercise) any voting or investment power over the shares of AER Common Stock owned by Odyssey.
(3) Shares reported as beneficially held by Keystone, Inc. ("Keystone") include 1,000,000 shares held by Keystone; 77,500 shares held jointly by David G. Brown, Vice President of and Consultant to Keystone and his spouse, Maureen Brown; and 18,000 shares held by Mark A. Wolfson, Vice President of and Consultant to Keystone. Robert M. Bass as President and sole director of Keystone may, pursuant to Rule 13d-3, be deemed to be the beneficial owner of the 1,000,000 shares of AER Common Stock owned by Keystone. In May 1996, FW AER Partners L.P. ("FW Partners") acquired 1,584,158 shares of AER Common Stock plus warrants to purchase an additional 835,000 shares. Group 31, Inc. as sole general partner of FW Partners and J. Taylor Crandall as President of Group 31 may, pursuant to Rule 13d-3, be deemed to be the beneficial owner of the 1,584,158 shares and warrants to purchase an additional 835,000 shares of AER Common Stock owned by FW Partners. The above individuals, together with Keystone, FW Partners and Group 31 jointly filed a Schedule 13D reporting the acquisition of an aggregate of 3,514,658 shares of AER Common Stock because they may be deemed to constitute a "group" within the meaning of Rule 13d-3.

  Security Ownership of Directors and Management

     The following table sets forth, as of March 17, 1997, certain information concerning the beneficial ownership, as defined in Rule 13d-3, of shares of AER Common Stock by the Directors, the Named Executive Officers (as defined below), and all executive officers and Directors as a group. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares beneficially owned by them. The list below excludes Mr. Alain Oberrotman, who served as a Director from May 9, 1996 through February 21, 1997.

                                                                  SHARES OF AER       PERCENTAGE OF
                                                                   COMMON STOCK       COMMON STOCK
NAME                                       POSITION             BENEFICIALLY OWNED     OUTSTANDING
----                                       --------             ------------------    -------------
Jon A. Lindseth...............  Chairman of the Board               6,584,645(1)(2)        27.0%
David W. Dorheim..............  Director, President and Chief         175,110(3)
                                  Executive Officer                                       *
Charles M. Boesenberg.........  Director (Until May 22, 1997)          14,750(2)
William L. Jackson............  Director                               20,250(2)          *
H. Douglas Johns..............  Director                               48,500(2)(4)       *
John L.Wilkes.................  Director                               29,250(2)          *
David G. Brown................  Director                               92,250(5)          *
R. Dennis Bentz...............  Vice                                  131,260(3)
                                President -- Manufacturing                                *
M. Beth Donley................  Vice President -- Chief                27,000(3)
                                Financial Officer, Secretary
                                  and Treasurer                                           *
Frank M. Harris...............  Vice President -- Marketing           130,710(3)
                                and Sales
Lawrence A. Tinker............  Vice President -- Engineering          83,847(3)          *
All executive officers and
  Directors as a group (11
  persons)....................                                      7,337,572(6)           29.6%

---------------

  * Less than 1.0%
(1) Includes 3,189,915 shares held by AER Partners, 3,158,500 shares held by Elmwood Partners II, 121,230 shares held by Battery Partners and 100,000 shares held by Kindt-Collins.
(2) Includes shares awarded pursuant to the Company's 1993 Non-Employee Directors' Restricted Stock Award Plan, which are subject to restrictions on transfer that lapse over five years.
(3) Includes 78,750, 56,250 and 56,250 shares subject to options which are exercisable immediately at $0.89 per share held by Messrs. Dorheim, Bentz and Harris, respectively, and 44,000, 22,000 and 22,000 shares subject to options immediately exercisable at $3.19 per share held by Messrs. Dorheim, Bentz and Harris, respectively. Also includes 26,100 and 34,000 shares subject to immediately exercisable options held by Dr. Tinker at $1.89 and $3.19 per share, respectively, and 26,000 shares subject to immediately exercisable options held by Ms. Donley at $3.19 share.
(4) Includes 25,000 shares subject to an option which is immediately exercisable at $2.125 per share.
(5) Includes 77,500 shares held jointly by Mr. Brown and his spouse.
(6) Includes a total of 390,350 shares subject to options.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Pursuant to the Bylaws of the Company, six Directors will be elected to serve for a term of one year and until their successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees identified below. Should any nominee be unable or fail to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise instructed in the proxy, to vote for the election in his stead of such other person as management may recommend.

     The following table sets forth certain information concerning persons nominated as Directors.

                                             POSITION WITH COMPANY                     DIRECTOR OF
        NAME          AGE                   AND PRINCIPAL OCCUPATION                  COMPANY SINCE
        ----          ---                   ------------------------                  -------------
Jon A. Lindseth.....  62    Chairman of the Board. Chairman of Kindt-Collins              1989
                              (foundry supply company)
David W. Dorheim....  47    Director, President and Chief Executive Officer               1989
David G. Brown......  40    Director. Vice President of Keystone; limited partner of      1996
                              FW Partners; principal of Arbor Investors, LLC (all
                              are investment companies). Mr. Brown also serves on
                              the Board of Directors of Bell & Howell Company.
William L. Jackson..  70    Director. Retired Chairman of Tupperware, Inc.                1993
                              (consumer product manufacturer)
H. Douglas Johns....  48    Director. Chairman and Chief Executive Officer of             1993
                              Monorail, Inc. (formerly NetRunner Communications
                              Company) (internet hardware manufacturer)
John L. Wilkes......  71    Director. Retired Senior Vice President of Technology         1993
                              Worldwide of Duracell Battery Company (battery
                              manufacturer)

     Each nominee for Director has been principally employed in his present capacity or a similar capacity with the same organization for at least the last five years except as follows. Mr. Brown served as Vice President in Corporate Finance for Salomon Brothers from 1985 to 1993. Mr. Johns retired as Senior Vice President/General Manager of the Personal Computer Division of Compaq Computer Corporation in 1993. Mr. Johns also served as a consultant to the Company from December 1994 to December 1995 and became Chairman and CEO of Monorail, Inc. in November 1995.

     Mr. Charles M. Boesenberg will not stand for re-election at the Annual Meeting. The Board of Directors has not nominated a replacement for Mr. Boesenberg and instead has fixed the number of members of the Board of Directors at six for the 1997 term.

     Each of the Company's directors serves for a one-year term and until his successor is elected and qualified or until his earlier death, resignation or removal.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met six times during 1996 and each Director attended at least 75% of such meetings. During 1996, each Director also attended at least 75% of the meetings of each committee of the Board on which such Director served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has standing Audit and Compensation Committees, which are composed of three and four members, respectively. The Board of Directors does not have a nominating committee.

     The Audit Committee, composed of Messrs. Lindseth, Jackson and Wilkes, met two times in 1996. The functions of the Audit Committee are to recommend to the Board each year the accounting firm to be retained as the Company's independent auditors, consider the fee arrangement and scope of the audit, review the financial statements and the independent auditors' report and the accompanying management letter, and consult with the independent auditors with regard to the adequacy of the Company's overall accounting and financial controls.

     The Compensation Committee, composed of Messrs. Lindseth, Brown, Boesenburg and Jackson, met five times in 1996. The purpose of the Compensation Committee is to approve compensation policies and programs for the Company's employees and executive officers and to grant options to employees and executive officers under the Company's 1992 Stock Option Plan (the "Stock Option Plan"). Mr. Michael E. Barker, a former director of the Company, served on the Compensation Committee until leaving the Board of Directors in May 1996 and was replaced by Mr. Brown. Mr. Boesenberg will serve on the Compensation Committee until his term expires in May 1997.

SHAREHOLDER VOTE

     Election of the six nominees named above will require the affirmative vote of the holders of a plurality of the shares of AER Common Stock voted at the Annual Meeting, assuming a quorum is present. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE SIX NOMINEES NAMED ABOVE.

                             EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") of the Board of Directors of the Company is composed of Directors who are not employees of the Company. The Board of Directors has delegated to the Committee the authority:

          1. To determine the compensation of David W. Dorheim, President and Chief Executive Officer of the Company.

          2. To approve, upon recommendation by Mr. Dorheim, the compensation arrangements of executive officers of the Company, other than Mr. Dorheim, including the executive officers named in the Summary Compensation Table below.

          3. To grant options to employees of the Company under the Stock Option Plan and to carry out the duties and responsibilities of the Board of Directors with respect to the Company's incentive plans.

  Compensation Policies

     The Company's compensation policies for executive officers are designed to provide competitive levels of compensation allowing the Company to attract and retain highly qualified executive officers whose contributions are essential to the success of the Company. The Committee approves salary increases of executive officers. The Company's compensation policies for executive officers have two principal components: (1) a significant portion of an individual executive officer's compensation depends on the performance of the individual, and (2) compensation in the form of stock options is contingent upon continued employment of the executive officer over a specified period of time because options typically vest 20% per year. The Committee believes that ownership of the Company's stock by its executive officers is important, and the Company's compensation policies and plans are designed to encourage such stock ownership. Specific information concerning the implementation of these policies in connection with the compensation of Mr. Dorheim and the other executive officers is provided below.

  Annual Salaries

     The annual salaries of executive officers are fixed initially at amounts that are deemed sufficient to induce them to accept employment with the Company. Salaries of executive officers are reviewed annually, and increases, if any, are made based on the individual's and the Company's performance. To the extent any salary increases have been granted, they have been based on a subjective evaluation of the performance of the recipient.

     The Company currently intends that all compensation paid to executive officers shall qualify for deductibility under Section 162(m) of the Internal Revenue Code (the "Code"), which provides that compensation paid to certain executive officers of public corporations in excess of $1,000,000 per year is not deductible for federal income tax purposes.

  Payment of Bonuses

     The Committee approved the payment of bonuses to the executive officers during 1996 due to the achievement of certain 1996 goals which had been set at the end of 1995.

  Compensation of Chief Executive Officer

     Using the criteria discussed above and in recognition of his efforts during 1996, Mr. Dorheim's salary was set at $209,475 for 1996, an increase of approximately $16,175 (8%) over the prior year. In addition, he was paid a bonus of $15,000. Pursuant to an understanding with Mr. Dorheim when he was hired in 1989, he receives a $6,000 per year automobile allowance.

  Stock Options

     Under the Stock Option Plan, the Committee has awarded to executive officers options to purchase AER Common Stock. The options become exercisable at 20% per year following the date of grant. The options are exercisable for ten years and have been priced at 100% of the fair market value of the AER Common Stock at the date of grant. Options granted have not had performance contingencies, but the 20% annual vesting encourages executive officers to remain employed by the Company, and the value of the options depends on increases in the market value of AER Common Stock. Certain stock options were granted to certain executive officers prior to the implementation of the Stock Option Plan which have provisions similar to those described above, except the options became fully vested upon the Company's public offering in 1993.

  Repricing of Stock Options

     On March 1, 1996, the Committee approved a plan to reprice certain options to purchase AER Common Stock granted to employees pursuant to the Stock Option Plan. The stock options were repriced effective March 22, 1996 at a price of $3.19, the closing market price on that date. In connection with the repricing, each option holder agreed that each of the repriced options, whether or not vested, could not be exercised for a period of one year ending February 28, 1997. The purpose of repricing the options and imposing a one year prohibition on the ability to exercise such options was to encourage employees to remain with the Company. Shown below is information with respect to repriced stock options held by all executive officers of the Company.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                    LENGTH OF
                                     NUMBER OF                                                      ORIGINAL
                                     SECURITIES                                                    OPTION TERM
                                     UNDERLYING    MARKET PRICE OF    EXERCISE PRICE              REMAINING AT
                                    OPTIONS/SARS   STOCK AT TIME OF     AT TIME OF       NEW         DATE OF
                                    REPRICED OR      REPRICING OR      REPRICING OR    EXERCISE   REPRICING OR
          NAME             DATE      AMENDED(#)      AMENDMENT($)      AMENDMENT($)    PRICE($)     AMENDMENT
          ----            -------   ------------   ----------------   --------------   --------   -------------
David W. Dorheim........  3/22/96     160,000           $3.19           $5.00-$8.00     $3.19     8.0-9.0 years
R. Dennis Bentz.........  3/22/96      80,000           $3.19           $5.00-$8.00     $3.19     8.0-9.0 years
M. Beth Donley..........  3/22/96      90,000           $3.19           $5.00-$7.25     $3.19     8.2-9.0 years
Frank M. Harris.........  3/22/96      80,000           $3.19           $5.00-$8.00     $3.19     8.0-9.0 years
Lawrence A. Tinker......  3/22/96     100,000           $3.19           $5.00-$8.00     $3.19     7.1-9.0 years

     Submitted by the Compensation Committee of the Board of Directors.

         JON A. LINDSETH
         DAVID G. BROWN
         CHARLES M. BOESENBERG
         WILLIAM L. JACKSON

EXECUTIVE COMPENSATION

     Compensation Summary. The following table shows, for the last three fiscal years of the Company, annual compensation paid or awarded by the Company to the President and Chief Executive Officer and each of the four most highly compensated executive officers of the Company (the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE(1)

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                            -------------
                                                                                               AWARDS
                                                                                            -------------
                                                         ANNUAL COMPENSATION                  NUMBER OF
                                            ---------------------------------------------    SECURITIES
            NAME AND PRINCIPAL                                             OTHER ANNUAL      UNDERLYING
                 POSITION                   YEAR   SALARY($)   BONUS($)   COMPENSATION($)   OPTIONS(#)(2)
            ------------------              ----   ---------   --------   ---------------   -------------
David W. Dorheim..........................  1996    209,475     15,000         6,000(3)        160,000(4)
  President and Chief Executive Officer     1995    193,300     15,000         6,000(3)        100,000
                                            1994    183,853         --         6,000(3)         60,000
R. Dennis Bentz...........................  1996    133,897      7,500            --            80,000(4)
  Vice President -- Manufacturing           1995    125,591      7,500            --            50,000
                                            1994    118,776         --            --            30,000
M. Beth Donley............................  1996     94,747      7,500            --            90,000(4)
  Vice President -- Chief Financial         1995     86,063      7,500            --            50,000
  Officer Secretary and Treasurer           1994     30,253(5)      --            --            40,000
Frank M. Harris...........................  1996    133,897      7,500            --            80,000(4)
  Vice President -- Marketing and Sales     1995    125,591      7,500            --            50,000
                                            1994    118,776         --            --            30,000
Lawrence A. Tinker........................  1996    118,462      7,500            --           100,000(4)
  Vice President -- Engineering             1995    109,326      7,500            --            50,000
                                            1994    101,561         --        10,306(6)         30,000

---------------

(1) The Company does not maintain a "long-term incentive plan," as defined by rules of the SEC, and has not made any awards of stock appreciation rights ("SARs").
(2) Includes options issued pursuant to the Stock Option Plan.
(3) Automobile allowance.
(4) Consists of stock options repriced during 1996.
(5) Ms. Donley was hired in August 1994 and promoted to CFO in September 1994 at an annual salary of $85,000.
(6) Includes tax reimbursement relating to reimbursement of relocation expenses.

OPTION GRANTS IN 1996

        Shown below is information concerning grants of options during 1996 to the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                                 ANNUAL RATES OF
                                                                                                   STOCK PRICE
                                                                                                  APPRECIATION
                                     INDIVIDUAL GRANTS                                           FOR OPTION TERM
-------------------------------------------------------------------------------------------   ---------------------
                              NUMBER OF
                             SECURITIES       % OF TOTAL
                             UNDERLYING     OPTIONS GRANTED
                               OPTIONS      TO EMPLOYEES IN   EXERCISE OR BASE   EXPIRATION
           NAME             GRANTED(#)(1)     FISCAL YEAR      PRICE($/SHARE)       DATE        5%($)      10%($)
           ----             -------------   ---------------   ----------------   ----------   ---------   ---------
David W. Dorheim..........     160,000           18.2               3.19          3/23/06       321,042     813,578
R. Dennis Bentz...........      80,000            9.1               3.19          3/23/06       160,521     406,789
M. Beth Donley............      90,000           10.2               3.19          3/23/06       200,651     508,486
Frank M. Harris...........      80,000            9.1               3.19          3/23/06       160,521     406,789
Lawrence A. Tinker........     100,000           11.4               3.19          3/23/05       180,586     457,637

---------------

(1) No SARs have been granted by the Company. All of the above options shown as granted to the Named Executive Officers are options that were repriced to reflect the closing market price of the AER Common Stock on March 22, 1996. See "Report on Executive Compensation -- Repricing of Stock Options" submitted by the Compensation Committee.

EXERCISES OF OPTIONS IN 1996 AND AGGREGATE YEAR-END OPTION VALUES

     Shown below is information with respect to the year-end values of all options held by the Named Executive Officers. No Named Executive Officer exercised any options in 1996.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                       NUMBER OF
                                                                      SECURITIES
                                                                      UNDERLYING           VALUE OF
                                                                      UNEXERCISED     UNEXERCISED IN-THE-
                                          SHARES                      OPTIONS AT       MONEY OPTIONS AT
                                         ACQUIRED                      FY-END(#)         FY-END($)(1)
                                        ON EXERCISE      VALUE       EXERCISABLE/        EXERCISABLE/
                 NAME                       (#)       REALIZED($)    UNEXERCISABLE       UNEXERCISABLE
                 ----                   -----------   -----------   ---------------   -------------------
David W. Dorheim......................      N/A           N/A       122,750/116,000         102,178/0
R. Dennis Bentz.......................      N/A           N/A         78,250/58,000          72,984/0
M. Beth Donley........................      N/A           N/A         26,000/64,000               0/0
Frank M. Harris.......................      N/A           N/A         78,250/58,000          72,984/0
Lawrence A. Tinker....................      N/A           N/A         60,100/72,525       7,765/1,946

---------------

(1) Equal to the net value of the option as of December 31, 1996, i.e., the closing market price of $2.1875 per share of AER Common Stock on December 31, 1996, less the applicable per share exercise price of the option, multiplied by the number of shares subject to the option.

LONG-TERM INCENTIVE PLAN AWARDS IN 1996

     The Company has no "long-term incentive plan" as defined in the SEC's proxy statement disclosure rules.

PENSION PLAN

     The Company has no defined benefit or actuarial plan.

DIRECTOR COMPENSATION

     The Company historically has paid no cash compensation to its Directors, except reimbursement for reasonable expenses. In 1993, the Board of Directors adopted the Company's 1993 Non-Employee Directors' Restricted Stock Award Plan (the "Restricted Stock Plan"), pursuant to which non-employee directors were granted restricted stock awards. The Restricted Stock Plan was approved by the Company's shareholders at the Company's 1994 Annual Meeting of Shareholders. Under the Restricted Stock Plan, every five years each non-employee director receives a restricted stock award covering 15,000 shares of AER Common Stock. Restrictions on such shares lapse 20% per year for each year the non-employee director serves on the Board of Directors. Awards are pro-rated for non-employee directors selected between annual meetings of the shareholders. As of March 17, 1997, 96,500 shares had been awarded pursuant to the Restricted Stock Plan.

DIRECTOR CONSULTING AGREEMENT

     In December 1994, the Company entered into a consulting agreement with Mr. Johns, a current member of the Board of Directors. Pursuant to the agreement, Mr. Johns provided the Company with certain business strategy and marketing consulting services for one year for approximately $209,000 plus an option to acquire 50,000 shares of AER Common Stock at an exercise price of $4.25 per share. The agreement was amended to reduce the number of shares of AER Common Stock subject to the option from 50,000 shares to 25,000 shares and to reduce the option exercise price from $4.25 to $2.125 per share. The consulting agreement with Mr. Johns expired in December 1995.

PERFORMANCE MEASUREMENT COMPARISON

     The following chart shows total shareholder returns for the periods indicated for each of (i) AER Common Stock, (ii) the NASDAQ Stock Market-U.S. Index, and (iii) the Hambrecht & Quist Growth Index (a subset of the Hambrecht & Quist Technology Index).

 COMPARISON OF FORTY-TWO MONTH CUMULATIVE TOTAL RETURN ON INVESTMENT AMONG AER ENERGY RESOURCES, INC., THE NASDAQ STOCK MARKET U.S. INDEX AND THE HAMBRECHT &
                               QUIST GROWTH INDEX

                                                                             HAMBRECHT &
        MEASUREMENT PERIOD             AER ENERGY        NASDAQ STOCK       QUIST GROWTH
      (FISCAL YEAR COVERED)          RESOURCES, INC.   MARKET-U.S. INDEX        INDEX
7/1/93                                         100.00             100.00             100.00
12/31/93                                       146.43             110.56             109.04
12/31/94                                        64.29             108.07             112.82
12/31/95                                        41.07             152.83             182.57
12/31/96                                        31.26             187.99             202.45

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Effective May 7, 1993, the Board of Directors established a Compensation Committee composed of Mr. Lindseth and Mr. Barker, a former director of the Company. In November 1993 and May 1994, Mr. Johns and Mr. Boesenberg, respectively, were added as members of the Compensation Committee. In December 1994, Mr. Johns resigned from the Compensation Committee pursuant to his consulting agreement with the Company. Mr. Jackson was appointed to fill the resulting vacancy in February 1995. In May 1996, Mr. Barker resigned from the Board of Directors and the resulting vacancy on the Compensation Committee was filled by Mr. Brown. Mr. Boesenberg will resign from the Compensation Committee when his term as a Director expires in May 1997. Prior to May 1993, the Board of Directors as a whole, including Mr. Dorheim, participated in determining executive officer compensation.

     Mr. Lindseth is Chairman of the Board and founder of the Company. Prior to the Company's initial public offering in 1993, entities controlled by Mr. Lindseth, which consist of Kindt-Collins, Battery Partners, Elmwood Partners II and AER Partners (the "Lindseth Entities"), purchased or acquired at various times since the Company's inception an aggregate of 5,169,645 shares of AER Common Stock for a total cost of $7,186,979. These shares were purchased at the same prices and on the same terms as AER Common Stock purchased by other shareholders at the same times. Kindt-Collins purchased an additional 100,000 shares of AER Common Stock in the Company's initial public offering in July 1993. Elmwood Partners II purchased an additional 350,000 shares of AER Common Stock in the Company's public offering in November 1994. In December 1994, Kindt-Collins distributed 800,000 shares of AER Common Stock to its shareholders as a dividend. In January 1995, the 800,000 shares were subsequently contributed by the shareholders, who are also the partners of Elmwood Partners II, to Elmwood Partners II. In October 1995, Mr. Lindseth transferred his interests in Battery Partners, Elmwood Partners II and AER Partners to Jon A. Lindseth, Trustee under Jon A. Lindseth Trust Agreement dated April 25, 1986, as modified. In February 1996, Kindt-Collins sold to Elmwood Partners II 1,058,500 shares of AER Common Stock acquired prior to the Company's initial public offering for a total cost of $1,998,500 or approximately $1.89 per share. In February 1996, Elmwood Partners II purchased 950,000 shares of AER Common Stock in the public market.

     Pursuant to a Voting and Co-Sale Agreement dated July 17, 1992, the Lindseth Entities agreed that so long as Odyssey owned AER Common Stock constituting at least 10% of the outstanding AER Common Stock on a fully diluted basis, the Lindseth Entities would vote their shares in favor of the election of at least one representative designated from time to time by Odyssey to the Company's Board of Directors who is reasonably acceptable to the majority of the other Board members. Mr. Oberrotman, the Board member previously designated by Odyssey, resigned effective February 21, 1997. The Lindseth Entities also agreed to let all the then stockholders of the Company participate pro rata in any transfer of shares by the Lindseth Entities (except certain transfers among the Lindseth Entities and their affiliates).

                              CERTAIN TRANSACTIONS

     The Company is party to a 1989 License Agreement (the "DEMI License") with Dreisbach Electromotive, Inc. ("DEMI") and Mike Cheiky, a founder of DEMI, its former principal inventor and a former director of DEMI. During 1994, 1995 and 1996, respectively, the Company paid $300,000, $250,000 and $150,000 in royalty payments to DEMI under the DEMI License. Minimum royalties are $100,000 for 1997 and 1998 and $50,000 for 1999, with no minimum royalties thereafter. DEMI has also agreed to the terms of a proposed original equipment manufacturer ("OEM") air manager license agreement to be entered into by the Company and OEMs licensing the air manager system, which provides that 4% of the royalties the Company receives from sublicensing the air manager system will be payable to DEMI subject to reduction as provided in the proposed agreement.

     Mr. Dorheim is a director of DEMI. At the time the DEMI License was executed, all of the stockholders of DEMI were stockholders in the Company. The Company is unable to determine how many DEMI stockholders (other than the Lindseth Entities) currently own AER Common Stock. As of December 31, 1996, the Lindseth Entities owned approximately 13% of the stock of DEMI.

     Messrs. Dorheim, Harris, Bentz and Tinker, all current executive officers of the Company, acquired a total of 156,375 shares of AER Common Stock in exchange for a total of $160,375 in cash and promissory notes when they began employment. In December 1994, the notes were amended to include full recourse against the borrowers in the event of nonpayment and to add a provision whereby the Company would forgive the entire indebtedness contingent on the continued employment of each such employee.

                                   PROPOSAL 2

                 APPROVAL OF 1992 STOCK OPTION PLAN AS AMENDED

     The shareholders are being asked to consider and vote upon a proposal to approve the Stock Option Plan, as amended. The Stock Option Plan, which was adopted by the Company's Board of Directors and approved by the shareholders in 1992, is designed to aid the Company in attracting and retaining highly qualified executives and other key employees by providing them with stock options. In May 1996, the shareholders approved an amendment to the Stock Option Plan increasing the number of shares of AER Common Stock available for issuance pursuant to the Stock Option Plan from 1,000,000 to 1,500,000 shares.

     In March 1997, the Board of Directors amended the Stock Option Plan to limit to 200,000 the number of shares subject to options awarded to any single participant in the Stock Option Plan in any one calendar year. The purpose of this amendment, which did not materially change the basic terms of the Stock Option Plan, and the approval of the Stock Option Plan as amended by the shareholders at this time is to ensure that stock options granted under the Stock Option Plan will be fully tax deductible pursuant to Section 162(m) of the Code, by qualifying as "performance-based" compensation within the meaning of the Code. In 1993 the Code was amended to limit the ability of a public corporation to claim a tax deduction for compensation paid to certain highly compensated executive officers. Code Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the Chief Executive Officer or any of the four most highly compensated officers of a public corporation. Certain types of compensation that qualify as performance-based within the limits of Code Section 162(m) are generally excluded from this deduction limit. Stock options granted pursuant to the Stock Option Plan will qualify as performance-based compensation if the exercise price of such options is no lower than the market price of AER Common Stock on the date of grant, and the shareholders have approved certain maximum limits on the number of shares underlying such stock options that may be granted to any participant in a given period and the persons eligible to participate in the Stock Option Plan.

SUMMARY OF THE TERMS OF THE STOCK OPTION PLAN AS AMENDED

     The summary of the principal terms of the Stock Option Plan, as amended, that follows is subject to the specific provisions of the amended Stock Option Plan, a copy of which is attached as Exhibit A hereto.

ELIGIBILITY FOR PARTICIPATION

     Only employees of the Company and its future parent or subsidiaries, if any, are eligible to participate in the Stock Option Plan. The Compensation Committee of the Board of Directors, which administers the Stock Option Plan, or the Board of Directors has full responsibility for determining the employees to whom stock options will be granted. In making such determinations, the Compensation Committee will take into account the nature of the services rendered by the respective employees, their present and potential contributions to the Company and any other factors it deems relevant. Approximately 40 persons are currently eligible to participate in the Stock Option Plan.

SECURITIES UNDERLYING THE OPTIONS

     Up to 1,500,000 shares of AER Common Stock may be issued pursuant to options granted under the Stock Option Plan. The number of shares of AER Common Stock subject to stock options granted under the Stock Option Plan to any one participant may not exceed 200,000 shares in any calendar year.

STOCK OPTIONS

     Options granted under the Stock Option Plan may be "incentive stock options" within the meaning of Section 422 of the Code, or stock options not qualifying as incentive stock options ("non-qualified stock options"). Any incentive stock option granted to any person who, at the time such option is granted, owns (as defined in Sections 422 and 424 of the Code) AER Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent (if any) or one of its subsidiary corporations (if any) shall comply with any applicable provisions of Section
422. In the case of incentive stock options, the aggregate fair market value (determined as of the time an incentive stock option is granted) of AER Common Stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all plans of the Company and its parent or subsidiaries cannot exceed $100,000. The option price per share of an incentive stock option may not be less than the fair market value of a share of AER Common Stock as of the date such option is granted. The option price per share of a nonqualified stock option may not be less than 50% of the fair market value of a share of AER Common Stock as of the date such option is granted. Payment for shares purchased pursuant to options must be made in cash or check or, if the option agreement so provides, by delivery of shares of AER Common Stock having a market value equal to the exercise price of the option.

     Options become exercisable at the times and subject to the conditions prescribed by the Compensation Committee, but generally no options may be exercised during the first six months following the date of grant. This general rule is subject to the following exceptions: (1) different exercise terms may be prescribed in substitute options that replace options previously granted by an acquired company, and (2) following the grant of an option, the Compensation Committee, in its discretion, may accelerate the exercisability of the option in whole or in part prior to termination of the option. Options granted under the Stock Option Plan must be exercised while the option holder is an employee of the Company or one of its subsidiaries, except that options may be exercised within one year after the holder's death or disability and within three months after termination of employment for other reasons. An option may be terminated immediately if an option holder's employment is terminated for cause. Options are nontransferable except by will or the laws of descent and distribution and are exercisable during the holder's lifetime only by the holder or thereafter by the holder's legatee or personal representative. The term of each incentive stock option may not exceed ten years. The Stock Option Plan authorizes the transfer of AER Common Stock to a broker upon delivery by the broker to the Company of the applicable option price for the AER Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     The Stock Option Plan is not qualified under Section 401(a) of the Code, which applies only to certain qualified pension, profit-sharing and stock bonus plans. Under present law, the following is a brief summary of the primary federal tax consequences generally arising with respect to stock options granted under the Stock Option Plan. The grant of an option will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount. Different tax rules apply to the exercise of a non-qualified stock option by optionees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The treatment to an optionee of a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a nonqualified stock option. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding period has been satisfied.

OTHER PROVISIONS

     Upon an issuance or transfer of shares of AER Common Stock pursuant to the exercise of a stock option, the Company has the right to require the recipient to remit to the Company, prior to the delivery of any certificates, any withholding tax requirements for such shares. The recipient of a non-qualified stock option may elect to surrender or authorize the Company to withhold shares of AER Common Stock in satisfaction of his estimated withholding tax obligations, subject to certain procedures and conditions.

     Any option issued pursuant to the Stock Option Plan in connection with certain acquisitions in substitution for an option previously issued by the acquired entity may contain an exercise price and such other terms and conditions as the Compensation Committee may prescribe to cause the substitute option to contain terms and conditions comparable to those contained in the previously issued option being replaced.

     In the event of any change in the capitalization of the Company by reason of a dividend, stock split or combination or any similar change or a merger, consolidation, recapitalization, reclassification of shares or similar reorganization, the Stock Option Plan provides that the Compensation Committee can make certain adjustments in the number and type of shares with respect to which any current or future stock options may be exercised. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, each option shall terminate except to the extent another corporation assumes the option or substitutes another option for it.

     The Board of Directors or the shareholders may amend, modify or terminate the Stock Option Plan at any time; provided, that any such amendment, modification or termination without shareholder approval (a) shall not adversely affect the rights of a stock option holder without his or her consent (except that the Compensation Committee may terminate an option if the holder is terminated for cause) and (b) shall not be effective if shareholder approval is required in order for the Stock Option Plan to continue to meet the requirements of SEC Rule 16b-3 or any successor rule, if applicable, or any other legal or regulatory requirements, unless such shareholder approval is received.

     The following table sets forth the number of shares subject to stock options that have been granted under the Stock Option Plan since its adoption. It cannot be determined at this time what future grants, if any, will be made to any person or group of persons under the Stock Option Plan as amended. If the Stock Option Plan as amended had been in effect for the last fiscal year, the grants under the Stock Option Plan would not have differed from those actually made.

                                                                 NUMBER
NAME                                                          OF SHARES(1)
----                                                          ------------
David W. Dorheim............................................    160,000
R. Dennis Bentz.............................................     80,000
M. Beth Donley..............................................     90,000
Frank M. Harris.............................................     80,000
Lawrence A. Tinker..........................................    132,625
All executive officers as a group...........................    542,625
All non-executive officer Directors as a group..............         --
All employees (except executive officers) as a group........    358,000

---------------

(1) Number of shares of AER Common Stock subject to options under the Stock Option Plan.

     Except as otherwise provided elsewhere herein, no nominee for Director or associate of any nominee for Director or executive officer has received any options under the Stock Option Plan and no person has received five percent or more of the options granted under the Stock Option Plan.

     At March 17, 1997, the closing market price of AER Common Stock on the Nasdaq National Market was $2.63 per share.

     The Stock Option Plan as amended will be approved if the number of votes cast in favor of the proposal exceed those cast opposing the proposal, assuming a quorum is present. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE STOCK OPTION PLAN AS AMENDED.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the outstanding AER Common Stock, to file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than ten percent shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of copies of such forms furnished to the Company, or written representations that no Form 5s were required, the Company believes that during 1996 its officers, directors and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements.

                 RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young LLP as independent auditors of the Company for 1997. Ernst & Young LLP have been the independent public auditors for the Company since 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions.

                SHAREHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

     A shareholder who wishes to submit a proposal for action at the 1998 Annual Meeting of Shareholders and have the proposal included in the proxy statement for such meeting must send his proposal sufficiently in advance so that it is received at the Company's executive offices by December 18, 1997. The shareholder should also notify the Company in writing regarding his intention to appear personally at the meeting to present his proposal at the time he submits his proposal.

                                 OTHER MATTERS

     Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned herein. If any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

                                          By Order of the Board of Directors

                                          /s/ M. Beth Donley
                                          M. BETH DONLEY
                                          Vice President -- Chief Financial
                                          Officer,
                                          Secretary and Treasurer

                                                                       EXHIBIT A

                           AER ENERGY RESOURCES, INC.
                       1992 STOCK OPTION PLAN, AS AMENDED

     1. The Purpose of the Plan. This stock option plan ("the Plan") is intended to provide an opportunity for employees of AER Energy Resources, Inc. (the "Corporation") and its present and future "subsidiary corporations," as "subsidiary corporation" is defined in section 424 of the Internal Revenue Code of 1986, as amended (the "Code") (individually a "subsidiary" and collectively "subsidiaries"), to acquire shares of the Corporation's stock. The Plan provides for the grant of "incentive stock options," as defined in section 422 of the Code or any successor provision ("Incentive Stock Options"), and stock options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options") providing an equity interest in the Corporation's business, as an incentive to service or continued service with the Corporation and to aid the Corporation in obtaining and retaining personnel of outstanding ability. As used herein, "Stock Options" refers to Incentive Stock Options and Non-Qualified Stock Options.

     2. Stock Subject to the Plan. The maximum number of shares of the common stock, no par value, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options and Non-Qualified Stock Options granted under the Plan (the "Options") shall be a total of 1,500,000 shares of Stock, which may be either authorized and unissued Stock of Stock held in the treasury of the Corporation, as shall be determined from time to time by the Board of Directors or the committee of the Board of Directors described below. If an Option expires or terminates for any reason without being exercised in full, the unpurchased shares of Stock subject to such Option shall again be available for purposes of the Plan.

     3. Administration of the Plan. This Plan shall be administered by the Board of Directors of the Company or a committee of two or more members of the Board of Directors (the "Committee"). As used herein, any reference to the Committee shall be deemed to refer to either the Board or the Committee, whichever is appropriate. The Committee shall have full authority in its discretion to determine the employees of the Corporation and its subsidiaries to whom Stock Options shall be granted, the number of shares of Stock covered thereby and the terms and provisions of Stock Options, subject to the Plan. In making such determinations, the Committee may take into account the nature of the services rendered and to be rendered by the respective employees, their present and potential contributions to the Corporation and its subsidiaries and any other factors which the Committee deems relevant. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Option agreements; and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Stock Options under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all participants in the Plan.

     4. Eligibility and Limits. Stock Options may be granted only to employees of the Corporation and its present or future subsidiary corporations (as defined in section 424 of the Code or any successor provision). The number of shares with respect to which Stock Options may be granted to any one participant within any calendar year shall not exceed 200,000 shares. Any Incentive Stock Option granted to any person who, at the time such Option is granted, owns (as defined in sections 422 and 424 of the Code or any successor provisions) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or one of its parent (if any) or subsidiary corporations shall comply with any applicable provisions of section 422 of the Code or any successor provision.

     5. Incentive Stock Options and Non-Qualified Stock Options. At the time any Option is granted under the Plan, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. The number of shares as to which Incentive Stock Options and Non-Qualified Stock Options shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of section 2 as to the total number of shares available for Stock Options granted under the Plan and section 4 as to the number of shares available for Stock Options granted to a single participant in any calendar year. At the time any Incentive Stock Option granted under the Plan is exercised, the Corporation shall be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing shares purchased upon exercise of an Incentive Stock Option.

     6. Terms and Conditions of Options. Subject to the following provisions, all Options shall be in such form and upon such terms and conditions as the Committee in its discretion may from time to time determine.

     (a) Option Price.  Subject to section 8 and the other provisions of this section 6(a), the option price per share of Stock purchasable under any Option granted under the Plan shall be fixed by the Committee and set forth in the applicable Stock Option agreement. With respect to each grant of an Incentive Stock Option, the option price per share shall not be less than the fair market value of a share of Stock (as determined in good faith by the Committee) on the date such Option is granted. With respect to each grant of a Non-Qualified Stock Option, the option price per share shall not be less than 50% of the fair market value of a share of Stock (as determined in good faith by the Committee) on the date such Option is granted. The date an Option is granted shall be the date on which the Committee has approved the terms and conditions of a Stock Option agreement evidencing the Option and has determined the recipient of the Option and the number of shares covered by the Option and has taken all such other action as is necessary to complete the grant of the Option. In the event that the Stock is listed on an established stock exchange or the NASDAQ National Market System, its fair market value shall be deemed to be the closing price of the Stock on such exchange or the NASDAQ National Market System on the date the Option is granted, or, if no such sale of Stock shall have been made on such date, its fair market value shall be deemed to be such price for the next preceding date on which a sale shall have occurred.

     (b) Option Term. A Stock Option shall have such term as the Committee shall determine except that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date such Option is granted.

     (c) Payment. Payment for all shares purchased pursuant to exercise of an Option shall be made in cash or, if the Stock Option agreement so provides, by delivery of Stock of the Corporation valued at its fair market value on the date of delivery. Subject to the provisions of section 6(g), such payment shall be made at the time that the Option or any part thereof is exercised, and no shares of Stock shall be issued or delivered until full payment therefor has been made.

     (d) Conditions to Exercise of an Option. Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, including, without limitation, the surrender of another stock option or stock award, and in such amounts, as the Committee shall specify in the particular Stock Option agreement except that no Option when initially granted shall provide that it may be exercisable to any extent within the first six months following the date of grant. Notwithstanding the foregoing, subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part; provided, however, that if any Option is exercised within the first six months following the date of grant, the shares of Stock received upon such exercise may not be sold within the first six months following the date of grant.

     (e) Nontransferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the holder's lifetime, only by the holder.

     (f) Termination of Employment or Death. Upon any termination of employment of the holder for any reason other than death or disability, except as otherwise provided in the particular Stock Option agreement, any Option held at the date of such employment termination may, to the extent exercisable, be exercised within three months after the date of such employment termination. Upon any termination of employment of the holder by reason of disability, within the meaning of section 22(e)(3) of the Code or any successor provision, except as otherwise provided in the particular Stock Option agreement, any Option held at the date of such employment termination may, to the extent exercisable, be exercised within twelve months after the date of such employment termination. If the holder of an Option dies, except as otherwise provided in the particular Stock Option agreement, any Option held at the date of death may, to the extent exercisable, be exercised by a legatee or legatees of the holder under the holder's last will, or by the holder's personal representatives or distributees, within twelve months after the holder's death. This section 6(f) shall not extend the term of the Option specified pursuant to section 6(b). For purposes of this section 6(f), employment of a holder shall not be deemed terminated so long as the holder is employed by the Corporation, by a subsidiary of the Corporation or by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Option of the holder in a transaction to which section 424(a) of the Code or any successor provision is applicable. For purposes of this section 6(f), the extent to which an Option is exercisable shall be determined as of the date of termination of employment.

     (g) Special Procedure for Certain Credit Assisted Transactions. To the extent not inconsistent with the other terms and conditions of the particular Option agreement or any other agreement between the Option holder and the Corporation and to the extent not inconsistent with the provisions of section 422 of the Code or any successor provision or the provisions of Rule 16b-3 or any successor rule, if applicable, any Option holder desiring to obtain credit from a broker, dealer or other "creditor" as defined in Regulation T issued by the Board of Governors of the Federal Reserve System (provided such broker, dealer or creditor has been approved by the Committee) to assist in exercising an Option may deliver to such creditor a written exercise notice executed by such holder with respect to such Option, together with written instructions to the Corporation to deliver the Stock issued upon such exercise of the Option to the creditor for deposit into an account designated by the Option holder. Upon receipt of such exercise notice and instructions in a form acceptable to the Corporation, the Corporation shall confirm to the creditor that it will deliver to the creditor on behalf of the Option holder the Stock issued upon such exercise of the Option and covered by such instructions promptly following receipt of the exercise price from the creditor. To the extent not inconsistent with the provisions of section 422 of the Code or any successor provision or the provisions of Rule 16b-3 or any successor rule, if applicable, upon written request, the Corporation may in its discretion, but shall not be obligated to, deliver to the creditor on behalf of the Option holder shares of Stock resulting from such a credit assisted exercise prior to receipt of the exercise price for such shares if the creditor has delivered to the Corporation, in addition to the other documents contemplated by this section 6(g), the creditor's written agreement to pay the Corporation such exercise price in cash within five days after delivery of such shares. The credit assistance contemplated by this section 6(g) may include a margin loan by the creditor secured by the Stock purchased upon exercise of an Option or an immediate sale of some or all of such Stock by the creditor to obtain or recover the exercise price which the creditor has committed to pay to the Corporation on behalf of the Option holder.

     (h) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this section 6, any Option issued by the Corporation pursuant to the Plan in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which section 424(a) of the Code or any successor provision is applicable, may provide for an exercise price computed in accordance with such Code section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

     7. Withholding. Whenever the Corporation is required to issue or transfer shares of Stock under the Plan, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A recipient may elect with respect to any Option (other than an Incentive Stock Option) to surrender or authorize the Corporation to withhold shares of Stock (valued at their fair market value on the date of surrender or withholding of such shares) in satisfaction of all such withholding requirements (the "Stock Surrender Withholding Election") in accordance with the following:

          i) Any Stock Surrender Withholding Election shall be made by written notice to the Corporation and thereafter shall be irrevocable by the recipient.

          ii) If a recipient is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), or any successor law, any Stock Surrender Withholding Election shall be subject to the consent or disapproval of the Committee in accordance with rules established from time to time by the Committee.

          iii) Any Stock Surrender Withholding Election must be made prior to the date on which the recipient recognizes taxable income with respect to the receipt of such shares (the "Tax Date").

          iv) If a recipient is subject to Section 16 of the Act, or any successor law, such person must make any Stock Surrender Withholding Election (A) more that six months after the date of grant of the award with respect to which such election is made (except whenever such election is made by a disabled recipient or the estate or personal representative of a deceased recipient); and (B) either a least six months prior to the Tax Date or during the period of ten business days beginning on the third business day following the date of release for publication of the Corporation's summary statement of sales and earnings for a quarter or fiscal year.

          v) When the Tax Date falls after the exercise of a Stock Option and the recipient makes a Stock Surrender Withholding Election, the full number of shares of Stock subject to the Stock Option being exercised will be issued, but the recipient will be unconditionally obligated to deliver to the Corporation on the Tax Date the number of shares of Stock having a value on the Tax Date equal to the recipient's federal, state and local withholding tax requirements.

          vi) For purposes of this section 7, the Committee shall have the discretion to provide (by general rule or a provision in the specific Option agreement) that, at the election of the recipient, "federal, state, and local withholding tax requirements" shall be deemed to be any amount designated by the recipient which does not exceed his estimated federal, state and local tax obligations associated with the transaction, including FICA taxes to the extent applicable.

     8. Changes in Capitalization; Merger; Liquidation. The number of shares of Stock as to which Options may be granted, the number of shares covered by each outstanding Option, and the price per share of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. If the Corporation shall be the surviving corporation in any merger or consolidation (other than as a subsidiary of another corporation), recapitalization, reclassification of shares or similar reorganization, the holder of each outstanding Option shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Option, the number and class of shares of stock or other securities to which a holder of the number of shares of Stock subject to the Option at the time of such transaction would have been entitled to receive as a result of such transaction. In the event of any such changes in capitalization of the Corporation, the Committee may make such additional adjustments in the number and class of shares of Stock or other securities with respect to which outstanding Options are exercisable and with respect to which future Stock Options may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of section 13, to prevent dilution or enlargement of rights. Any adjustment pursuant to this section 8 may provide, in the Committee's discretion, for the elimination of any fractional shares that might otherwise become subject to any Stock Option without payment therefor. In the event of a dissolution or liquidation of the Corporation, a sale of substantially all of the stock or substantially all of the assets of the Corporation, a direct or indirect merger or consolidation in which the Corporation is not the surviving corporation or survives only as a subsidiary of another corporation, or any other transaction having a similar result or effect, each outstanding Option shall terminate except to the extent that another corporation assumes such Option or substitutes another option therefor. In the event of a change of the Corporation's shares of Stock without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan. Except as expressly provided in this section 8, the holder of an Option shall have no rights by reason of any subdivision or combination of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Corporation's shareholders of assets or stock of another corporation. Except as expressly provided herein, any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to any Stock Option. The existence of the Plan and the Stock Options granted pursuant to the Plan shall not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     9. Compliance with Code; Compliance with Rule 16b-3. All Incentive Stock Options granted hereunder are intended to comply with section 422 and, to the extent applicable, section 424 of the Code or any successor provision, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent. With respect to persons subject to Section 16 of the Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     10. Right to Terminate Employment; No Rights as Stockholder. Nothing in the Plan or in any Stock Option granted under the Plan shall confer upon any holder thereof the right to continue as an employee of the Corporation or any of its subsidiaries or affect the right of the Corporation or any of its subsidiaries to terminate the holder's employment at any time. The holder of an Option shall, as such, have none of the rights of a stockholder.

     11. Leaves of Absence. Except as otherwise provided by law or regulation with respect to Incentive Stock Options, the Committee may in its discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of such leave of absence on Stock Options previously granted to a holder who takes a leave of absence.

     12. Restrictions on Delivery and Sale of Shares. Each Stock Option granted under the Plan is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Options then outstanding, the Committee may require, as a condition of exercise of any Option, that the optionee or other recipient of a Stock Option represent, in writing, that the shares received pursuant to the Stock Option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Corporation shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Corporation may endorse on certificates representing shares delivered pursuant to a Stock Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Corporation, in its discretion, shall deem appropriate.

     13. Termination and Amendment of the Plan. The Plan may be terminated, modified or amended by the shareholders or the Board of Directors of the Corporation; provided, however, that:

          (a) no such termination, modification or amendment without the consent of the holder of a Stock Option shall adversely affect his rights under such Stock Option, except the Committee may terminate a Stock Option if the employment of the holder of the Stock Option is terminated for cause; and

          (b) any modification or amendment which would require shareholder approval in order for the Plan to continue to meet the requirements of Rule 16b-3 or any successor rule, if Rule 16b-3 or any successor rule is applicable, or any other legal or regulatory requirements shall be effective only if it is approved by the shareholders of the Corporation in the manner required thereby.

                                                                       APPENDIX


/X/ PLEASE MARK VOTES        REVOCABLE PROXY
    AS IN THIS EXAMPLE   AER ENERGY RESOURCES, INC.

ANNUAL MEETING OF SHAREHOLDERS
        MAY 22, 1997

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints David W. Dorheim and Jon A. Lindseth, or either of them, each with full power of substitution, acting jointly or by either one of them if only one be present and acting, attorney and proxy to vote in the manner specified below (according to the number of shares which the undrsigned would be entitled to cast if then personally present) at the annual meeting of shareholders of AER Energy Resources, Inc. to be held on May 22, 1997, including adjournments.

1. The election as directors of all nominees listed below (except as marked to the contrary):


            FOR                    WITHHOLD                    FOR ALL
            ALL                    FOR ALL                     EXCEPT
            / /                      / /                         / /


DAVID G. BROWN, DAVID W. DORHEIM, WILLIAM L. JACKSON, H. DOUGLAS JOHNS, JON A. LINDSETH AND JOHN L. WILKES.

INSTRUCTION: To withhold your vote for any nominee(s), mark "For All Except" and write that nominee's name on the line below

--------------------------------------------------------------------------------
2.  Approval of Stock Option Plan as amended.

            FOR                      AGAINST                     ABSTAIN
            / /                        / /                         / /

3. In their discretion upon such other business as may properly come before the meeting.


THIS PROXY SHALL BE VOTED AS DIRECTED. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE, AS INDICATED IN THE ENCLOSED PROXY STATEMENT. DISCRETIONALY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

Please be sure to sign and date     Date
  this Proxy in the box below           -------------------------------------


Shareholder sign above ---------Co-holder (if any) sign above-----
--------------------------------------------------------------------------------

 -DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.-


                          AER ENERGY RESOURCES, INC.

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                             PLEASE ACT PROMPTLY
                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY